Exhibit 4.1.4

ALLY FINANCIAL INC.

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

SERIES A ALLY FINANCIAL TERM NOTES

dated as of August 24, 2012

to

THE INDENTURE

dated as of September 24, 1996,

as amended by a First Supplemental Indenture dated as of January 1, 1998,

as further amended by a Second Supplemental Indenture dated as of June 30, 2006,

as further amended by a Third Supplemental Indenture dated as of August 24, 2012

FOURTH SUPPLEMENTAL INDENTURE (“Fourth Supplemental Indenture”), dated as of August 24, 2012 between ALLY FINANCIAL INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York (successor to JP Morgan Chase Bank, N.A.), as Trustee (the “Trustee”), having its Corporate Trust Office at 101 Barclay Street, 4E, New York, New York 10286.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998, a Second Supplemental Indenture dated as of June 30, 2006, and a Third Supplemental Indenture dated as of August 24, 2012 (the “Amended Indenture,” and together with this Fourth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Ally Financial Term Notes, including Series A Ally Financial Term Notes (as defined herein);

WHEREAS, the parties hereto desire to establish a series of Ally Financial Term Notes which shall be a series of Ally Financial Term Notes referred to as Series A Ally Financial Term Notes (the “Series A Ally Financial Term Notes”) and which may be issued from time to time in any number of tranches and any Series A Ally Financial Term Notes issued as part of this series and any such tranches will constitute a single series of Ally Financial Term Notes under the Indenture;

WHEREAS, the parties hereto desire to establish the form of the Series A Ally Financial Term Notes to be endorsed thereon pursuant to Sections 2.01, 2.02 and 2.06 of the Amended Indenture and attached hereto as Exhibit A;

WHEREAS, the Series A Ally Financial Term Notes shall have such terms as may be established from time to time in respect of any tranche pursuant to Section 2.01 of the Amended Indenture;

WHEREAS, Section 10.01(g) of the Amended Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Notes of any series as permitted under Sections 2.01 and 2.06 of the Amended Indenture without the consent of holders;

WHEREAS, Section 10.01(f) of the Amended Indenture permits the Company and the Trustee to change or eliminate any provisions of the Amended Indenture, subject to certain conditions;

WHEREAS, there are no Series A Ally Financial Term Notes outstanding created prior to the execution of this Fourth Supplemental Indenture;

WHEREAS, the entry into this Fourth Supplemental Indenture, as required by Section 9.01 of the Amended Indenture, has been authorized by a Board Resolution; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture and whereas all actions required by it to be taken in order to make this Fourth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Fourth Supplemental Indenture:

(a) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Amended Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for purposes of this Fourth Supplemental Indenture and the Amended Indenture, the term “series” shall mean the series of Notes designated as Series A Ally Financial Term Notes and shall include any tranches of Series A Ally Financial Term Notes issued as part of such series.

ARTICLE 2

FORM OF SERIES A ALLY FINANCIAL TERM NOTES

Section 2.01. Form of Series A Ally Financial Term Note. The form of any Note that is designated as a Series A Ally Financial Term Note shall be substantially in the form of Exhibit A to this Fourth Supplemental Indenture or as may be determined from time to time pursuant to Sections 2.01 and 2.06 of the Amended Indenture.

ARTICLE 3

THE SERIES A ALLY FINANCIAL TERM NOTES

Section 3.01. Series A Ally Financial Term Notes Issuable in Tranches. The Series A Ally Financial Term Notes will be issued as part of the same series and may be issued in any number of tranches. For purposes of this Fourth Supplemental Indenture references to “series” in the Amended Indenture shall be deemed to refer to a tranche of the Series A Ally Financial Term Notes where the context so requires.

Section 3.02. Additional Securities; Additional Series A Ally Financial Term Notes. For purposes of the Series A Ally Financial Term Notes, including any tranche of Series A Ally Financial Term Notes, issued under the Indenture, a new Section 2.10 is inserted into the Amended Indenture and shall read as follows:

“Section 2.10. Additional Securities; Additional Series A Ally Financial Term Notes. The Company may, from time to time, without the consent of the Holders of Notes of any series, issue additional Notes in a new tranche of the series known as Series A Ally Financial Term Notes, and each such new tranche of Series A Ally Financial Term Notes shall have a separate CUSIP, ISIN and/or Common Code number, as applicable. The Company may also, from time to time, issue additional Series A Ally Financial Term Notes in respect of an existing tranche of Series A Ally Financial Term Notes; provided, however, that such additional Series A Ally Financial Term Notes must be fungible with any tranche of Series A Ally Financial Term Notes to which they are being added for U.S. federal income tax purposes or must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable.”

Section 3.04. Series A Ally Financial Term Notes Form a Single Series. Any Series A Ally Financial Term Notes issued as part of the series of Notes designated as Series A Ally Financial Term Notes, in as many tranches as may be constituted thereunder, together with any other Series A Ally Financial Term Notes, will form a part of and constitute a single series of Notes under the Indenture and shall be included in the definition of “Notes” in the Indenture where the context requires.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Fourth Supplemental Indenture by each of the Company and the Trustee, the Amended Indenture shall be supplemented in accordance herewith, and this Fourth Supplemental Indenture shall form a part of the Amended Indenture for all purposes in respect of any Series A Ally Financial Term Notes.

Section 5.02. Confirmation of Indenture. The Amended Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Amended Indenture, this Fourth Supplemental Indenture and all indentures supplemental thereto shall, in respect of any Series A Ally Financial Term Notes, be read, taken and construed as one and the same instrument. This Fourth Supplemental Indenture constitutes an integral part of the Amended Indenture with respect to the Series A Ally Financial Term Notes. In the event of a conflict between the terms and conditions of the Amended Indenture and the terms and conditions of this Fourth Supplemental Indenture, the terms and conditions of this Fourth Supplemental Indenture shall prevail with respect to the Series A Ally Financial Term Notes.

Section 5.04. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Amended Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.05. Governing Law. This Fourth Supplemental Indenture and the Series A Ally Financial Term Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.06. Separability. In case any provision contained in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

ALLY FINANCIAL INC.

By:	/s/ David J. DeBrunner
	Name:	David J. DeBrunner
	Title:	Vice President, Chief Accounting Officer and Controller

By:	/s/ Cathy L. Quenneville
	Name:	Cathy. L. Quenneville
	Title:	Secretary

[Signature Page to Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

ALLY FINANCIAL INC.

SERIES A ALLY FINANCIAL TERM NOTE

[Title of Tranche of Securities]

REGISTERED NOTE No. [FXR] / [FLR]	REGISTERED [Principal Amount] CUSIP:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ISSUE DATE:	PRINCIPAL AMOUNT:
CUSIP NO:	MATURITY DATE:
DENOMINATIONS:

FIXED RATE:	FLOATING RATE:
INTEREST RATE:	BASE INTEREST RATE:
INTEREST PAYMENT DATES:	INDEX MATURITY:
SPREAD:
STOCK EXCHANGE LISTING:	SPREAD MULTIPLIER:
SURVIVOR’S OPTION:	MAXIMUM INTEREST RATE:
DEFEASANCE:	MINIMUM INTEREST RATE:
STRIPPING:	INITIAL INTEREST RATE:
REDEMPTION PROVISIONS:	INTEREST RATE RESET PERIOD:
INTEREST RATE RESET DATES:
REPAYMENT PROVISIONS:	INTEREST CALCULATION DATES:
INTEREST PAYMENT DATES:
REGULAR RECORD DATES:
INTEREST PAYMENT PERIOD:	CALCULATION AGENT:
INTEREST PAYMENT DAY-COUNT CONVENTION, IF OTHER THAN 360-DAY YEAR OF TWELVE 30-DAY MONTHS:	BUSINESS DAY DEFINITION:
OTHER PROVISIONS:

[Additional Provisions on Reverse Side of Note]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

ALLY FINANCIAL INC.

Dated:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series A Ally Financial Term Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Dated:	By:
Authorized Signatory:

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[REVERSE SIDE OF NOTE]

For value received, ALLY FINANCIAL INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Issuer” or the “Company”), hereby promises to pay to Cede & Co., or registered assigns, the principal amount stated above as provided herein, on the Maturity Date stated above (except to the extent redeemed or repaid prior to maturity, if applicable), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon, if provided for on the face of this Note, at the Interest Rate per annum stated above, in like coin or currency, monthly, quarterly, semi-annually or annually as specified above as the Interest Payment Period on each Interest Payment Date specified above, commencing on [DATE], and at the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor’s Option, if provided herein).

Each payment of interest on a Note shall include accrued interest from and including the last day in respect of which interest has been paid (or duly provided for), or, if no interest has been paid or duly provided for, from and including the Issue Date, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date, except that interest payable at Maturity, on a date of redemption, if applicable, or in connection with the exercise of the Survivor’s Option, if applicable, will be payable to the person to whom principal shall be payable.

The Bank of New York Mellon, at its corporate trust office in The City of New York, acts as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Note.

Except to the extent otherwise specified on the face of this Note, this Note shall not be subject to redemption or repayment at the Issuer’s option or the option of the holder. If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer or subject to repayment at the option of the holder, as applicable, as provided for on the face hereof and in accordance with the terms of the Indenture, as applicable.

This Note (the “Note”) is one of a duly authorized issue of Series A Ally Financial Term Notes (the “Series A Ally Financial Term Notes”) of the Company. The Notes are issuable under and pursuant to an indenture dated as of September 26, 1996 among the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated

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as of January 1, 1998, a Second Supplemental Indenture dated as of June 30, 2006, a Third Supplemental Indenture dated as of August 24, 2012, and a Fourth Supplemental Indenture dated as of August 24, 2012 (such indenture, as supplemented and as may be supplemented and amended from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes.

The Company may, from time to time, without the consent of the holders of the Notes or other notes of any series issued under the Indenture, issue additional notes in a new tranche of the series known as Series A Ally Financial Term Notes, and each such new tranche of Series A Ally Financial Term Notes will be issued under a separate CUSIP, ISIN and/or Common Code number, as applicable. The Company may also, from time to time, issue additional Series A Ally Financial Term Notes in respect of an existing tranche of Series A Ally Financial Term Notes; provided, however, that such additional Series A Ally Financial Term Notes must be fungible with any tranche of Series A Ally Financial Term Notes to which they are being added for U.S. federal income tax purposes or must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable. Any Series A Ally Financial Term Notes, together with this Note, issued under the Indenture as part of the series designated as Series A Ally Financial Term Notes, in as many tranches as may be constituted under the Indenture, together with any other Series A Ally Financial Term Notes, will form a part of and constitute a single series of notes under the Indenture. The Notes will initially be issued in the form of one or more global Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more certificated Series A Ally Financial Term Notes.

The Series A Ally Financial Term Notes will constitute unsecured and unsubordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of all notes of all series at the time outstanding affected by such supplemental indenture (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the notes of each series; provided, that no such supplemental indenture shall (i) extend the fixed maturity of any note, or reduce the principal amount thereof, or

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reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each note so affected or (ii) reduce the aforesaid percentage of notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all notes then outstanding.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new global note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

This Note is governed by and construed in accordance with the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

Terms used herein which as defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

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This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Repayment Date (or at a price equal to the Amortized Face Amount for Original Issue Discount Notes and Zero-Coupon Notes on the date of repayment), to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:                     ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):             .

Dated:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement. If exercised in connection with the Survivor’s Option, signature of legal representative of estate of deceased beneficial owner required. Legal representative must also provide copy of death certificate and proof of appointment as legal representative of estate of deceased beneficial owner.